Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2008 relating to the combined financial statements of Global Ship Lease, Inc. and its subsidiaries and CMA CGM Predecessor and its subsidiaries which appear in Global Ship Lease’s Prospectus No. 333-153448 dated September 23, 2008.

PricewaterhouseCoopers

/s/ PricewaterhouseCoopers

Neuilly-sur-Seine, France

December 23, 2008

PricewaterhouseCoopers is represented by PricewaterhouseCoopers Audit, 63 rue de Villiers-92200 Neuilly-sur-Seine, France